UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

POST-EFFECTIVE AMENDMENT NO. 1

TO

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

THE GENLYTE GROUP INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	22-2584333
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10350 Ormsby Park Place, Suite 601

Louisville, KY 40223

(502) 420-9500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

GENLYTE THOMAS RETIREMENT SAVINGS AND INVESTMENT PLAN
AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 2000

(Full title of the plan)

Daniel R. Fuller

Vice President and General Counsel

The Genlyte Group Incorporated

10350 Ormsby Park Place, Suite 601

Louisville, KY 40223

(502) 420-9500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Daniel R. Fuller

Vice President and General Counsel

The Genlyte Group Incorporated

10350 Ormsby Park Place, Suite 601

Louisville, KY 40223

(502) 420-9500

EXPLANATORY NOTE

On December 22, 1999, The Genlyte Group Incorporated (the “Company”) filed a registration statement on Form S-8 (Reg. No. 333-93369) (the “Registration Statement”) with the Securities and Exchange Commission registering the offer and sale of 350,000 shares of common stock, $0.01 par value, including the associated preferred stock purchase rights (such rights, together with such shares of Genlyte’s common stock, the “Shares”). This Post-Effective Amendment No. 1 is an amendment to the Registration Statement. On January 25, 2008, pursuant to the Agreement and Plan of Merger, dated as of November 25, 2007, among the Company, Philips Holding USA Inc. and Golf Merger Sub, Inc. (“Merger Sub”), Merger Sub merged with and into the Company with the Company being the surviving corporation. All offerings under the Registration Statement have been terminated. In accordance with the undertakings made by the Company to remove from registration, by means of a post-effective amendment, any of the Shares registered under the Registration Statement which remain unsold at the termination of the offerings, the Company hereby removes from registration all Shares registered under the Registration Statement which remain unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, State of Kentucky on the 30th day of January 2008.

THE GENLYTE GROUP INCORPORATED

By:	/s/ Larry K. Powers
Name: Larry K. Powers
Title: Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Post-effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on the 30th day of January 2008.

Signature	Capacity

/s/ Larry K. Powers	Chief Executive Officer and President
Larry K. Powers	(Principal Executive Officer)

/s/ William G. Ferko	Vice President-Finance, Chief Financial Office and Treasurer
William G. Ferko	(Principal Financial Officer and Principal Accounting Officer)

/s/ Joseph E. Innamorati	Director
Joseph E. Innamorati

/s/ Pamela L. Dunlap	Director
Pamela L. Dunlap